Exhibit 3.37

State of Delaware Secretary of State Division of Corporations Delivered 06:08 PM 12/11/2013 FILED 05:40 PM 12/11/2013 SRV 131412890 – 3472565 FILE

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

OF

INERGY GAS MARKETING, LLC

The undersigned, being the Authorized Person of Inergy Gas Marketing, LLC (the “Company”), for the purpose of amending the Company’s Certificate of Formation under the Delaware Limited Liability Company Act (the “Act”), hereby makes, acknowledges and files this Certificate of Amendment.

The current name of the Company is Inergy Gas Marketing, LLC.

The following Articles of the Certificate of Formation are hereby amended and restated as follows:

ARTICLE ONE: The name of the limited liability company is “Crestwood Gas Marketing LLC”.

ARTICLE TWO: The registered office of the Company in the State of Delaware is located at 1209 Orange Street, Wilmington, New Castle County, DE 19801. The name of its registered agent at such address is The Corporation Trust Company.

IN WITNESS WHEREOF, the undersigned, for the purpose of amending the Certificate of Formation of the Company under the Act, has executed this Certificate of Amendment this 11th day of December, 2013.

INERGY GAS MARKETING, LLC

By:	/s/ Michael K. Post
Michael K. Post, Authorized Person